                                                                  EXHIBIT 23.1


                                  [LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574) and on Form S-4 (333-1928) of U.S. Office Products Company of our report dated June 26, 1996 relating to the financial statements of American Loose Leaf/Business Products, Inc., which appears in this Current Report on Form 8-K of U.S. Office Products Company.


                                       /s/ Swink, Fiehler & Hoffman

St. Louis, Missouri
July 16, 1996